Exhibit 15
The Board of Directors
JLG Industries, Inc.
McConnellsburg, PA 17233
We are aware of the incorporation by reference in the following Registration Statements of JLG Industries, Inc.:

Form	Registration Number
S-8 S-8 S-8 S-8 S-8 S-8 S-8 S-8	33-60366 33-61333 33-75746 333-71428 333-71430 333-71432 333-110798 333-114424
of our report dated November 11, 2005 relating to the unaudited condensed consolidated interim financial statements of JLG Industries, Inc. which are included in its Form 10-Q for the quarter ended October 30, 2005.
/s/ Ernst & Young LLP
Baltimore, Maryland
November 16, 2005